Exhibit 10.3.1

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50 West 23rd Street

New York, New York 10010

February 1, 2010

Matana LLC

c/o The Moinian Group

530 Fifth Avenue, 18th Floor

New York, New York 10036

Re: Agreement of Lease dated October 28, 2008, (the “Lease”), between Matana. LLC (“Landlord”) and Yodle, Inc. (“Tenant”), with respect to certain premises on the fourth floor (the “Premises”) in the building known as 50 West 23rd Street, New York, New York.

Gentlemen:

Reference is made to the Lease. Capitalized terms not defined herein shall have the meaning as ascribed in the Lease.

This letter shall confirm that the Additional Space Inclusion Date shall mean February 1, 2010 and that Tenant accepts the Additional Space In its “As-is” condition as of that date. Landlord hereby agrees that Tenant shall be allowed to perform certain Alterations In the Additional Space (subject to review and consent from Landlord) as of the Additional Space Inclusion Date, but shall not be permitted to operate Its business in the Additional Space, and shall only be permitted to perform work in order to prepare the space for its use, prior to March 1, 2010.

The Lease is hereby amended to the effect that:

1. The Additional Space Inclusion Date shall be February 1, 2010; provided that (a) Tenant’s obligation to pay Landlord any amounts for the Additional Space shall not commence until March 1, 2010 and (b) Tenant’s use of the Additional Space shall be limited to performance of Alterations until March 1, 2010; and

2. The following rent schedule shall apply for the Additional Space and Tenant’s Proportionate Share is increased by 1.56%:

Additional Space – 5,300 SF (Pt. 4th floor)
	Annual Rent	Monthly Rent
03/01/2010	201,400,00	16,783.33
03/22/2010	206,938.51	17,244.88
03/22/2011	212,629.31	17,719,11
03/22/2012	239,676.62	19,973,05
03/22/2013	246,267.72	20,522.31
03/22/2014	253,040.08	21,086.67

Article 28 is amended to increase the pro rata by 1.56%

Except as expressly modified hereby, the Lease is hereby ratified and confirmed in all respects and shall be binding upon the parties hereto and their respective successors and assigns.

Very truly yours,

Yodle, Inc.

By:

Name:	Michael Gordon
Title:	Chief Financial Officer

Above Agreed to and Accepted: Matana LLC

By:

Name:
Title: